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                                                                       EXHIBIT 5
                           JONES, DAY, REAVIS & POGUE

                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                                 June 21, 1995

NEXTEL Communications, Inc.
201 Route 17 North
Rutherford, New Jersey 07070

                       Re: Registration of 4,201,000 Shares of Class A
                           Common Stock, Par Value $0.001 Per Share of NEXTEL Communications, Inc.

Gentlemen:

     We are acting as counsel for NEXTEL Communications, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of up to 4,201,000 shares of Class A Common Stock, par value $0.001 per share, of the Company (the "Shares") pursuant to an Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated as of April 25, 1995, by and among the Company, American Mobile Systems Incorporated, a Delaware corporation, and Mobile Communications of Florida, Inc., a Delaware corporation.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, but subject to the qualifications and limitations set forth below, we are of the opinion that the Shares are duly authorized, and when issued at or after the Effective Time of the Merger as contemplated in and in accordance with the Merger Agreement and the Registration Statement on Form S-4 filed by the Company to effect the registration of the Shares under the Securities Act of 1933, as amended (the "Registration Statement"), will be validly issued, fully paid and nonassessable.

     In rendering this opinion, as to certain factual matters, we have relied upon certificates of officers of the Company and public officials, and have not independently checked or verified the factual accuracy of the statements set forth therein.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of such Registration Statement.

                                            Very truly yours,

                                            JONES, DAY, REAVIS & POGUE